Exhibit 99.1

FOR IMMEDIATE RELEASE

XCEL BRANDS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

Company Achieves Third Consecutive Year of Double-Digit Annual Revenue Growth Up 18% to $32.8 Million

2016 GAAP Net Income of $2.7 million; Non-GAAP Net Income of $4.9 Million

2016 Adjusted EBITDA of $8.5 Million

NEW YORK, NY (March 21, 2017) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a media and brand management company, today announced its financial results for the fourth quarter and full year ended December 31, 2016.

“This was a transformative year for us in which we achieved another year of double-digit revenue growth while continuing to make progress on our strategic plan to better position the company for long-term growth,” said Robert W. D'Loren, Xcel's Chairman and Chief Executive Officer. “Despite a retail environment challenged by an unprecedented cycle of change, we continue to believe our business model has us well-positioned to deliver solutions for today’s challenges.” He further stated, “I am pleased with the expansion of our department store business with our H Halston brand at Dillard’s. We are beginning to see the return on investment from our short lead time production platform.”

Full Year 2016 Results

Total revenue for the year ended December 31, 2016 increased 18% to $32.8 million, compared with $27.7 million in the prior year.

GAAP net income was $2.7 million for the year ended December 31, 2016, or $0.14 per diluted share, compared with GAAP net income of $2.6 million, or $0.15 per diluted share, in the prior year. After adjusting for certain cash and non-cash items, non-GAAP net income for the year ended December 31, 2016 decreased approximately 21% to $4.9 million, or $0.26 per diluted share, compared with $6.3 million, or $0.36 per diluted share, in the prior year. These results are primarily reflective of increased staffing and scaling of our operations and infrastructure in order to support growth in our business.

Adjusted EBITDA for the year ended December 31, 2016 decreased by $0.8 million or approximately 8% to $8.5 million, compared with $9.3 million in the prior year.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. generally accepted accounting principles ("GAAP"). Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The Company's balance sheet at December 31, 2016 remains strong, with stockholders' equity of $106.2 million, cash and cash equivalents of approximately $14.1 million, and working capital of approximately $11.5 million.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Fourth Quarter 2016

Total revenue for the fourth quarter of fiscal 2016 decreased approximately 7% to $6.9 million, compared with $7.5 million for the prior year quarter. This was primarily attributable to strong headwinds experienced by our interactive television partner QVC in the latter part of 2016.

GAAP net income was $2.8 million for the quarter ended December 31, 2016, or $0.14 per diluted share, compared with net income of $0.8 million, or $0.04 per diluted share, in the prior year quarter. After adjusting for certain cash and non-cash items, non-GAAP net income for the quarter ended December 31, 2016 was $0.3 million, or $0.01 per diluted share, compared with $2.1 million, or $0.10 per diluted share, in the prior year quarter.

Adjusted EBITDA for the quarter ended December 31, 2016 decreased by approximately 52% to $1.4 million, compared with $3.0 million for the quarter ended December 31, 2015.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 5:00 p.m. Eastern Time on Tuesday, March 21, 2017. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 888-542-1101. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 4121068.

About Xcel Brands

Xcel Brands, Inc. (NASDAQ:XELB) is a media and brand management company engaged in the design, production, licensing, marketing, and direct-to-consumer sales of branded apparel, footwear, accessories, jewelry, home goods, and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded by Robert W. D’Loren in 2011 with a vision to reimagine shopping, entertainment, and social as one. Xcel owns and manages the Isaac Mizrahi, Judith Ripka, H Halston, C. Wonder, and Highline Collective brands, pioneering a ubiquitous sales strategy which includes the promotion and sale of products under its brands through direct-response television, internet, brick and mortar retail, and e-commerce channels. Headquartered in New York City, Xcel Brands is led by an executive team with significant production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. With a team of over 100 professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. Xcel differentiates by design. www.xcelbrands.com

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident" or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on form 10-K for the year ended December 31, 2015 and its other filings with the SEC, which may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Hunter Wells / John Mills

ICR

646-277-1246

Hunter.wells@icrinc.com / John.mills@icrinc.com

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2016	December 31, 2015
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$14,127	$16,860
Accounts receivable, net	6,969	7,594
Prepaid expenses and other current assets	807	655
Total current assets	21,903	25,109
Property and equipment, net	2,600	871
Trademarks and other intangibles, net	111,220	112,323
Goodwill	12,371	12,371
Restricted cash	1,509	1,109
Other assets	1,517	343
Total non-current assets	129,217	127,017
Total Assets	$151,120	$152,126

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$1,523	$1,448
Accrued payroll	2,185	1,924
Deferred revenue	234	597
Current portion of long-term debt	6,427	8,918
Current portion of contingent obligations	-	250
Total current liabilities	10,369	13,137
Long-Term Liabilities:
Long-term debt, less current portion	25,495	31,860
Deferred tax liabilities, net	6,901	6,749
Other long-term liabilities	2,181	297
Total long-term liabilities	34,577	38,906
Total Liabilities	44,946	52,043

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $.001 par value, 35,000,000 shares authorized at December 31, 2016 and
December 31, 2015, and 18,644,982 and 18,434,634 issued and outstanding at
December 31, 2016 and December 31, 2015, respectively	19	18
Paid-in capital	97,354	93,999
Retained earnings	8,801	6,066
Total Stockholders' Equity	106,174	100,083

Total Liabilities and Stockholders' Equity	$151,120	$152,126

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)
Revenues
Net licensing revenue	$6,855	$7,323	$32,603	$27,405
Net e-commerce sales	60	150	151	316
Total revenues	6,915	7,473	32,754	27,721
Cost of goods sold	49	136	196	267
Gross profit	6,866	7,337	32,558	27,454

Operating expenses
Salaries, benefits and employment taxes	3,601	2,601	16,082	12,240
Other design and marketing costs	742	614	3,181	2,375
Other selling, general and administrative expenses	1,112	1,161	4,881	3,643
Facility exit costs	-	-	670	-
Stock-based compensation	973	1,227	4,727	4,640
Depreciation and amortization	388	426	1,560	1,379
Total operating expenses	6,816	6,029	31,101	24,277

Other expenses (income)
Gain on reduction of contingent obligation	(3,409)	-	(3,409)	(3,000)
Loss on extinguishment of debt	-	-	-	1,371
Total other income, net	(3,409)	-	(3,409)	(1,629)

Operating income	3,459	1,308	4,866	4,806

Interest and finance expense
Interest expense - term debt	330	295	1,333	1,220
Other interest and finance charges	91	133	515	584
Total interest and finance expense	421	428	1,848	1,804

Income from continuing operations before income taxes	3,038	880	3,018	3,002

Income tax provision	318	121	315	156

Income from continuing operations	2,720	759	2,703	2,846

Income (loss) from discontinued operations, net	34	9	34	(272)

Net income	$2,754	$768	$2,737	$2,574

Basic net income (loss) per share:
Continuing operations	$0.15	$0.04	$0.15	$0.18
Discontinued operations, net	0.00	0.00	0.00	(0.02)
Net income	$0.15	$0.04	$0.15	$0.16

Diluted net income (loss) per share:
Continuing operations	$0.14	$0.04	$0.14	$0.17
Discontinued operations, net	0.00	0.00	0.00	(0.02)
Net income	$0.14	$0.04	$0.14	$0.15

Basic weighted average common shares outstanding	18,673,760	18,438,585	18,625,670	16,151,163
Diluted weighted average common shares outstanding	19,042,615	19,406,691	19,044,749	17,223,240

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	For the Year Ended December 31,
	2016	2015
	(unaudited)
Cash flows from operating activities
Net income	$2,737	$2,574
Adjustments to reconcile net income to net cash
provided by operating activities:
(Income) loss from discontinued operations, net	(34)	272
Depreciation and amortization expense	1,560	1,379
Amortization of deferred finance costs	205	141
Stock-based compensation	4,727	4,640
Recovery of allowance for doubtful accounts	-	(21)
Amortization of note discount	245	406
Deferred income tax provision (benefit)	168	(394)
Tax benefit from vested stock grants and exercised options	-	(306)
Non-cash property exit charge	648	-
Gain on reduction of contingent obligation	(3,409)	(3,000)
Loss on extinguishment of debt	-	1,371
Changes in operating assets and liabilities:
Accounts receivable	625	(3,931)
Prepaid expenses and other assets	(131)	(187)
Accounts payable, accrued expenses and other current liabilities	258	(217)
Deferred revenue	(363)	341
Other liabilities	680	119
Net cash provided by operating activities from continuing operations	7,916	3,187

Net cash provided by operating activities from discontinued operations, net	-	108
Net cash provided by operating activities	7,916	3,295

Cash flows from investing activities
Cash consideration for asset acquisition of the H Halston Brand	-	(14)
Cash consideration for asset acquisition of the C Wonder Brand	-	(3,587)
Cost to acquire additional intangible assets	(26)	-
Security deposit received related to sublease of former office	400	-
Investment in unconsolidated affiliate	(100)	-
Disbursement for loan made in exchange for promissory note receivable	(877)	-
Purchase of property and equipment	(2,160)	(530)
Net cash used in investing activities	(2,763)	(4,131)

Cash flows from financing activities
Proceeds from issuance of common stock, net of direct costs	-	16,107
Proceeds from exercise of stock options and warrants	20	65
Tax benefit from vested stock grants and exercised options	-	306
Shares repurchased including vested restricted stock in exchange for
withholding taxes	(1,429)	(748)
Payment of deferred finance costs	(152)	(10)
Payment of long-term debt	(5,500)	(3,256)
Payment of earn-out obligations	(425)	-
Payment of installment obligations related to the acquisition of the Ripka Brand	-	(2,190)
Net cash (used in) provided by financing activities	(7,486)	10,274

Net (decrease) increase in cash, cash equivalents, and restricted cash	(2,333)	9,438

Cash, cash equivalents, and restricted cash at beginning of period	17,969	8,531

Cash, cash equivalents, and restricted cash at end of period	$15,636	$17,969

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	$14,127	$16,860
Restricted cash	1,509	1,109
Total cash, cash equivalents, and restricted cash	$15,636	$17,969

Supplemental disclosure of non-cash activities:
Issuance of common stock in connection with acquisition of the C Wonder Brand	$-	$9,000
Contingent obligation related to acquisition of the C Wonder Brand	$-	$2,850
Issuance of common stock as payment for a portion of the Ripka Seller Notes	$-	$5,400
Issuance of common stock as payment for a portion of the QVC Earn-Out	$-	$2,515
Financing of certain insurance obligations	$294	$-

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$230	$453
Cash paid during the period for interest	$1,256	$1,157

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries
Reconciliation of Non-GAAP measures
(Unaudited)

Non-GAAP net income:
	Quarter Ended December 31,		Year Ended December 31,
(amounts in thousands)	2016	2015	2016	2015

Net income	$2,754	$768	$2,737	$2,574
Non-cash interest and finance expense	9	85	245	415
Stock-based compensation	973	1,227	4,727	4,640
Loss on extinguishment of debt	-	-	-	1,371
Gain on reduction of contingent obligations	(3,409)	-	(3,409)	(3,000)
Non-recurring property exit charges	-	-	670	-
(Income) loss from discontinued operations, net	(34)	(9)	(34)	272
Non-GAAP net income	$293	$2,071	$4,936	$6,272

Non-GAAP diluted EPS:
	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Diluted earnings per share	$0.14	$0.04	$0.14	$0.15
Non-cash interest and finance expense	-	-	$0.01	0.02
Stock-based compensation	0.05	0.06	$0.25	0.27
Loss on extinguishment of debt	-	-	$-	0.08
Gain on reduction of contingent obligations	(0.18)	-	$(0.18)	(0.18)
Non-recurring property exit charges	-	-	$0.04	-
(Income) loss from discontinued operations, net	-	-	$-	0.02
Non-GAAP diluted EPS	$0.01	$0.10	$0.26	$0.36

Weighted average shares - Non-GAAP diluted:
	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Basic weighted average shares	18,673,760	18,438,585	18,625,670	16,151,163
Effect of exercising warrants	364,631	872,339	414,131	946,902
Effect of exercising stock options	4,224	95,767	4,948	125,175
Weighted average shares - Non-GAAP diluted	19,042,615	19,406,691	19,044,749	17,223,240

Adjusted EBITDA:
	Quarter Ended December 31,		Year Ended December 31,
(amounts in thousands)	2016	2015	2016	2015

Net income	$2,754	$768	$2,737	$2,574
Depreciation and amortization	388	426	1,560	1,379
Interest and finance expense	421	428	1,848	1,804
Income tax provision	318	121	315	156
State and local franchise taxes	27	24	102	108
Stock-based compensation	973	1,227	4,727	4,640
Loss on extinguishment of debt	-	-	-	1,371
Gain on reduction of contingent obligations	(3,409)	-	(3,409)	(3,000)
Non-recurring property exit charges	-	-	670	-
(Income) loss from discontinued operations, net	(34)	(9)	(34)	272
Adjusted EBITDA	$1,438	$2,985	$8,516	$9,304

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income, exclusive of stock-based compensation, non-cash interest expense from discounted debt related to acquired assets, gain on the reduction of contingent obligations, loss on extinguishment of debt, non-recurring facility exit charges, and net income or loss from discontinued operations. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income before stock-based compensation, interest and other financing costs, loss on extinguishment of debt, gain on the reduction of contingent obligations, income taxes, other state and local franchise taxes, depreciation and amortization, non-recurring facility exit charges, and net income or loss from discontinued operations.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because they provide supplemental information to assist investors in evaluating our financial results. Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA in a different manner than we calculate these measures. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM